Exhibit 12(a)(1)(iii)

PROXY	PROXY

WILLIAMS CONTROLS, INC. (the "Company")

Special Meeting
Of the holders of the Series A 7 1/2% Convertible Redeemable Preferred Stock
(the "Series A Preferred") of the Company
To be held at the offices of the Company
14100 SW 72nd Avenue
Portland, Oregon 97224
on
June 12, 2002
at
10:00 a.m. PDT

The undersigned shareholder hereby appoints Dennis Bunday or Douglas Hailey, or either of them, with full power of substitution, proxies for the undersigned to represent the undersigned and to vote all of the shares of Series A Preferred stock of Williams Controls, Inc. (the "Company") which the undersigned is entitled to vote on all matters which may come before the Special Meeting of the Holders of Series A Preferred Stock of the Company, to be held on June 12, 2002, and any adjournment thereof, at the offices of the Company at 14100 SW 72nd Avenue, Portland, Oregon, on the proposals described in the Notice of Special Meeting of the Holders of Series A Preferred Stock and Exchange Offer and Proxy Solicitation Offering Memorandum, dated June 10, 2002, of the Company. The proxies shall vote as specified below. On other matters that may come before the Special Meeting of the Holders of Series A Preferred Stock, the proxies shall vote in accordance with their judgment.

        (1)  To approve the creation of a series of preferred stock of the Company to be designated Series A-1 Preferred stock (the "Series A-1 Preferred"), and to approve the authorization and issuance of up to 80,000 shares of Series A-1 Preferred on terms to be established by the Board of Directors of the Company; and

FOR ☐	AGAINST ☐	ABSTAIN ☐

        (2)  To approve the creation of a series of preferred stock of the Company to be designated Series B Preferred stock (the "Series B Preferred"), and to approve the authorization and issuance of up to 150,000 shares of Series B Preferred on terms to be established by the Board of Directors of the Company.

FOR ☐	AGAINST ☐	ABSTAIN ☐

        (3)  To transact such other business as may properly come before the meeting.

PLEASE MARK, SIGN AND DATE THIS PROXY AND PROMPTLY
RETURN IN THE ENCLOSED ENVELOPE
OR
YOU MAY FAX YOUR PROXY TO Mr. DENNIS E. BUNDAY, CHIEF FINANCIAL
OFFICER OF THE COMPANY AT 503-624-3812

        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of the Holders of Series A Preferred Stock, dated May 31, 2002.

x

x

Date:

2